                                                                     EXHIBIT 5

                                January 31, 2003

Commerce Bancshares, Inc.
1000 Walnut, 18th Floor
Kansas City, MO 64106

Gentlemen:

         We refer to the Registration Statement of Commerce Bancshares, Inc.
(the "Company") on Form S-3 proposed to be filed with the Securities and
Exchange Commission for the purpose of registering under the Securities Act of
1933, as amended, 149,475 shares of the Company's common stock to be sold by certain shareholders of the Company identified in the Registration Statement as
"Selling Shareholders."

         We are familiar with the proceedings to date with respect to such proposed sale and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion.

         We are of the opinion that the 149,475 shares offered for sale by the
Selling Shareholders have been legally issued and are fully paid and non-assessable.

         We hereby consent to the reference to us under the heading "Legal
Opinion" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,

                                       /s/ Blackwell Sanders Peper Martin LLP